Exhibit 99.1

Investor Relations

Press Release

Verint Announces 2006 Third Quarter Record Sales

MELVILLE, N.Y.—(BUSINESS WIRE)—December 11, 2006—Verint Systems Inc. (NASDAQ: VRNT) today announced record sales of approximately $95,161,000 for the third quarter of fiscal 2006, ended October 31, 2006, an increase of approximately 21.6% compared with $78,238,000 in sales for the third quarter of fiscal 2005. Verint also announced that sales increased approximately 3.1% sequentially, compared with $92,258,000 for the second quarter of fiscal 2006.

Conference Call Details

Verint will be conducting a conference call to review selected fiscal 2006 third quarter results (quarter ended October 31, 2006) and review business trends today at 4:30 PM ET.

An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 706-634-7052. Please dial in 5-10 minutes prior to the scheduled start time. A replay of the conference call will be available on our website at www.verint.com until January 31, 2007.

FILING OF QUARTERLY REPORT ON FORM 10-Q DELAYED

For the reasons previously announced by Verint relating to the ongoing investigation by a special committee of the Board of Directors of Comverse Technology, Inc. (“Comverse”), the 57% stockholder of Verint, of Comverse’s stock option practices and its preliminary conclusion that the actual dates of measurement for certain past awards granted by Comverse differed from the recorded grant dates for such awards, as well as the facts and circumstances underlying the recently announced investigation by the Comverse special committee of other actual and potential accounting errors, and the potential impact, if any, of such matters on Verint’s financial statements, Verint will not file its Quarterly Report on Form 10-Q for the third quarter ended October 31, 2006 on the required filing date. Verint expects to file its Form 10-Q as soon as practicable, but does not currently expect that it will be filed on or before the fifth calendar day following the required filing date as prescribed in Rule 12b-25 of the Securities Exchange Act of 1934.

NASDAQ LISTING UPDATE

Verint has notified The Nasdaq Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006 and, accordingly, Verint expects to receive an additional Staff Determination Letter from The Nasdaq Stock Market indicating that the delay in the filing of the Form 10-Q could serve as an additional basis for the delisting of

Verint’s securities from Nasdaq, under Nasdaq Marketplace Rule 4310(c)(14).

As previously disclosed, on September 18, 2006, Verint Systems Inc. announced that the Company has been informed by The Nasdaq Stock Market that the Nasdaq Listing and Hearing Council had stayed the delisting of the Company’s securities pending further review by the Listing Council.

The Listing Council, acting pursuant to its discretionary authority under Marketplace Rule 4807(b), granted this stay pursuant to a request by the Company to call for the Listing Council to review and stay the August 18, 2006 decision by the Nasdaq Listing Qualifications Panel to delist the Company’s securities unless the Company filed its delinquent Annual Report on Form 10-K for the fiscal year ended January 31, 2006, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, and the Current Report on Form 8-K/A to amend the Form 8-K dated January 9, 2006 by September 25, 2006. In addition to its request for a stay, the Company also requested that the Listing Council grant the Company a 60 day extension from the date of the decision based upon the Listing Council’s review in order for the Company to complete all of its filings.

There can be no assurance that the outcome of the Listing Council’s review will be favorable to the Company, that the Listing Council will not lift the stay as a result of the Company’s inability to timely file its Quarter Report on Form 10-Q for the fiscal quarter ended October 31, 2006, or that the Company’s securities will remain listed on The Nasdaq Stock Market.

CFO TRANSITION COMPLETE

Verint today completed its Chief Financial Officer transition from Mr. Igal Nissim to Mr. Douglas E. Robinson. Mr. Robinson succeeds Mr. Nissim as the Company’s Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. Nissim will continue to work for the Company in a new corporate planning role reporting to the Chief Executive Officer. In conjunction with this transition, Mr. Nissim has resigned from the Company’s Board of Directors effective today.

ABOUT VERINT SYSTEMS INC.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (Nasdaq: CMVT). Visit us at our website www.verint.com.

Note: This release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint’s financial results as a result of

Comverse’s creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee’s review; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934 and the resultant potential delisting of Verint’s common stock on NASDAQ; the facts and circumstances underlying certain potential accounting errors, as well as certain other areas requiring additional investigation recently announced by Comverse; the impact of governmental inquiries arising out of or related to option grants and the other accounting errors identified at Comverse; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight and Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

CONTACT: Verint Systems Inc.

Alan Roden, 631-962-9304

alan.roden@verint.com